Exhibit 5.1
Thompson & Knight LLP

DIRECT DIAL: EMAIL:	ATTORNEYS AND COUNSELORS 1700 Pacific Avenue • Suite 3300 DALLAS, TEXAS 75201-4693 (214) 969-1700 FAX (214) 969-1751 www.tklaw.com	AUSTIN DALLAS FORT WORTH HOUSTON NEW YORK ALGIERS LONDON MEXICO CITY MONTERREY PARIS RIO DE JANEIRO SãO PAULO VITóRIA
October 18, 2007
Approach Resources Inc.
One Ridgmar Centre
6500 W. Freeway
Suite 800
Fort Worth, Texas 76116
Ladies and Gentlemen:
     We have acted as counsel for Approach Resources Inc., a Delaware corporation (the “Company”), in connection with the proposed offer and sale (the “Offering”) by the Company and the selling stockholders (the “Selling Stockholders”) pursuant to a prospectus forming a part of a Registration Statement on Form S-1, as amended (the “Registration Statement”), originally filed with the Securities and Exchange Commission on July 12, 2007 under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the sale of an aggregate of 7,666,667 shares (the “Shares”) of the Company’s common stock, par value $.01 per share (the “Common Stock”), together with up to 1,150,000 additional shares (the “Additional Shares”) of Common Stock subject to the underwriters’ over-allotment option as described in the Registration Statement.
     In connection with the opinion expressed herein, we have examined the originals or copies, certified or otherwise authenticated to our satisfaction, of the Registration Statement, the Company’s restated certificate of incorporation, the Company’s restated bylaws, the records of corporate proceedings that have occurred prior to the date hereof with respect to the Offering and the form of underwriting agreement relating to the Shares in the form filed as an exhibit to the Registration Statement and approved by the Board of Directors of the Company (the “Underwriting Agreement”). We have also reviewed such questions of law as we have deemed necessary or appropriate. As to matters of fact relevant to the opinion expressed herein, and as to factual matters arising in connection with our examination of corporate documents, records and other documents and writings, we relied upon certificates and other communications of corporate officers of the Company, without further investigation as to the facts set forth therein.
     We have assumed that (i) all information contained in all documents reviewed by us is true, complete and correct, (ii) all signatures on all documents reviewed by us are genuine, (iii) all documents submitted to us as originals are true and complete, (iv) all documents submitted to us as copies are true and complete copies of the originals thereof, (v) each natural person signing any document reviewed by us had the legal capacity to do so, (vi) each natural person signing any document reviewed by us in a representative capacity had authority to sign in such capacity,

October 18, 2007

(vii) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective, and (viii) the Shares will be issued and sold in the manner described in the Registration Statement and the prospectus relating thereto.
     Subject to the foregoing and on the basis of the aforementioned examinations and investigations, it is our opinion that, upon the sale of the Shares and Additional Shares in accordance with the Underwriting Agreement, the Shares and any Additional Shares will be duly authorized, validly issued, fully paid and nonassessable.
     This opinion is limited in all respects to the Constitution of the State of Delaware and the Delaware General Corporation Law, as interpreted by the courts of the State of Delaware and of the United States.
     We hereby consent to the statement with respect to us under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement, but we do not thereby admit that we are within the class of persons whose consent is required under the provisions of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder.
Sincerely,
/s/ Thompson & Knight LLP
THOMPSON & KNIGHT LLP
WPW/JD